Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
SkyPeople Fruit Juice, Inc.

We hereby consent to the use of our report dated March 27, 2009, with respect to the financial statements of SkyPeople Fruit Juice, Inc. in the Pre-effective Amendment No. 5 to Registration Statement on Form S-1 to be filed on or about August 16, 2010.  We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Child, Van Wagoner & Bradshaw, PLLC
Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah

August 16, 2010